Exhibit 99.1

Open Monoclonal Technology, Inc., OMT Therapeutics, Inc. and OMT, LLC Combined Financial Statements December 31, 2015

Board of Directors

Open Monoclonal Technology, Inc.,

  OMT Therapeutics, Inc. and OMT, LLC

Palo Alto, California

INDEPENDENT AUDITORS’ REPORT

Report on Combined Financial Statements

We have audited the accompanying combined financial statements of Open Monoclonal Technology, Inc. (a Delaware Corporation), OMT Therapeutics, Inc. (a Delaware Corporation), and OMT, LLC (a Delaware Limited Liability Company) (collectively OMT) (the Company), which comprise the combined balance sheet as of December 31, 2015, and the related combined statement of operation, stockholders’ equity and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

As discussed in Note 1 to the combined financial statements, Open Monoclonal Technology, Inc. and OMT, LLC were acquired by Ligand Pharmaceuticals, Inc. Our opinion is not modified with respect to that matter.

Palo Alto, California

March 18, 2016

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Combined Balance Sheet

December 31, 2015

ASSETS

Current Assets
Cash and cash equivalents	$4,638,239
Accounts receivable	2,380
Income tax receivable	378,610
Prepaid expenses and other current assets	138,412
Deferred income tax assets	289,600

Total current assets	5,447,241

Property and Equipment, net	509,437

Intangible Assets, net	214,236

Deposits	66,946

Deferred Income Tax Assets, non-current portion	2,857,800

$9,095,660

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$505,633
Accrued expenses and other current liabilities	639,846
Deferred revenue	1,979,167

Total current liabilities	3,124,646

Preferred Stock Warrant Liability	545,053

Commitments and Contingencies (Notes 9 and 10)

Stockholders’ Equity
Series B, convertible preferred stock	4,590
Series A, convertible preferred stock	4,363
Common stock	5,302
Additional paid-in capital	9,405,254
Accumulated deficit	(3,993,548)

Total stockholders’ equity	5,425,961

Total liabilities and stockholders’ equity	$9,095,660

See Independent Auditors’ Report and Notes to Combined Financial Statements

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Combined Statement of Operation

Year ended December 31, 2015

Revenues	$7,524,654

Cost of Revenue	194,734

7,329,920

Operating Expenses
Sales and marketing	556,412
General and administrative	3,360,477
Research and development	6,093,852

Total operating expenses	10,010,741

Loss from Operations	(2,680,821)

Other Income (Expense)
Interest expense	(257,827)
Gain on revaluation of warrants	47,804
Other income	381
Foreign currency translation loss	(48,840)

(258,482)

Loss from Operations before Income and Foreign Tax Benefit	(2,939,303)

Income and Foreign Tax Benefit	1,273,998

Net Loss	$(1,665,305)

See Independent Auditors’ Report and Notes to Combined Financial Statements

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Combined Statement of Stockholders’ Equity

Year Ended December 31, 2015

	Convertible Preferred Stock				Common Stock			Common Units

	Open Monoclonal Technology, Inc. Shares	OMT Therapeutics, Inc. Shares	OMT, LLC Shares	Amount	Open Monoclonal Technology, Inc. Shares	OMT Therapeutics, Inc. Shares	Amount	OMT, LLC Shares	Amount	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total

Balances, December 31, 2014	8,952,748	50,000	4,562,599	$8,953	4,982,342	8,882,492	$4,982	4,585,065	$-	$9,165,580	$1,457,150	$10,636,665
Issuance of common stock upon exercise of stock options	-	-	-	-	275,000	446,622	320	-	-	187,077	-	187,397
Unvested portion of early exercised stock options	-	-	-	-	-	-	-	-	-	(101,461)	-	(101,461)
Vesting of early exercised stock options	-	-	-	-	-	-	-	-	-	28,109	-	28,109
Stock-based compensation	-	-	-	-	-	-	-	-	-	125,949	-	125,949
Distributions to members	-	-	-	-	-	-	-	-	-	-	(3,785,393)	(3,785,393)
Net loss	-	-	-	-	-	-	-	-	-	-	(1,665,305)	(1,665,305)

Balances, December 31, 2015	8,952,748	50,000	4,562,599	$8,953	5,257,342	9,329,114	$5,302	4,585,065	$-	$9,405,254	$(3,993,548)	$5,425,961

See Independent Auditors’ Report and Notes to Combined Financial Statements

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Combined Statement of Cash Flows

Year Ended December 31, 2015

Cash Flows from Operating Activities
Net loss	$(1,665,305)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	193,093
Non-cash interest expense related to convertible notes payable discounts	131,146
Revaluation of preferred stock warrant liability	(47,804)
Stock-based compensation	125,949
Changes in operating assets and liabilities:
Escrow receivable	4,350,000
Accounts receivable	17,626
Prepaid expenses and other current assets	898,548
Income tax receivable	679,583
Deferred income tax assets	(1,192,600)
Accounts payable	(624,623)
Accrued expenses and other current liabilities	349,726
Deferred revenue	(500,000)

Net cash provided by operating activities	2,715,339

Cash Flows from Investing Activities
Purchase of property and equipment	(536,113)
Purchase of intangible assets	(124,739)
Increase in deposits	(51,955)

Net cash used in operating activities	(712,807)

Cash Flows from Financing Activities
Repayment of convertible note payable	(3,999,500)
Distribution to members	(3,785,393)
Proceeds from exercise of common stock options	187,397

Net cash used in investing activities	(7,597,496)

Net Decrease in Cash and Cash Equivalents	(5,594,964)

Cash and Cash Equivalents, December 31, 2014	10,233,203

Cash and Cash Equivalents, December 31, 2015	$4,638,239

(continued)

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Combined Statement of Cash Flows (continued)

Year Ended December 31, 2015

Supplemental Disclosure of Cash Flow Information

Cash paid for interest	$681,343

Cash paid for income taxes	$36,456

Supplemental Schedule of Non-Cash Financing Activities

Vesting of early exercised stock options	$28,109

Early exercise of stock options	$101,461

See Independent Auditors’ Report and Notes to Combined Financial Statements

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

1.	Nature of Business

Open Monoclonal Technology, Inc. (OMTI) was incorporated in the state of Delaware on May 22, 2007. OMTI was founded to invent and commercialize a human monoclonal antibody platform based on rats. OMTI generates revenue from licensing its drug development platform domestically and internationally direct to bio-pharmaceutical companies, as well as through contract research organizations.

OMT Therapeutics, Inc. (OMTT) was incorporated in the state of Delaware on August 9, 2009 as HCO Antibody, Inc. and subsequently changed its name to OMT Therapeutics, Inc. OMTT was founded to develop next-generation therapies for the treatment of cancer, antibiotic-resistant bacteria, and emerging viruses.

OMT, LLC (OMT, LLC) was incorporated in the state of Delaware on March 3, 2010. OMT, LLC was founded to be the holding company for three spin-offs from OMTI: OMT1, Inc., OMT2, Inc., and OMT3, Inc. OMT3, Inc. was sold in 2013.

On January 8, 2016, OMTI and OMT, LLC were acquired by Ligand Pharmaceuticals, Inc.

2.	Significant Accounting Policies

Basis of Presentation and Principles of Combination:

The Company applies the provisions set forth in the Financial Accounting Standard Board (FASB) amended Variable Interest Entities (VIE) sub-section of Accounting Standards Codification (ASC) 810, Consolidation. ASC 810 requires formal assessment at each reporting period regarding which party within the VIE is considered the primary beneficiary and also requires a number of disclosures related to VIEs. A qualitative approach is required for identifying the primary beneficiary of a VIE based on the power to direct activities that most significantly impact the economic performance of the entity and the obligation to absorb losses or right to receive benefits that could be significant.

OMTI determined OMTT and OMT, LLC are under common control and do not have sufficient capital to fund their own activities. Therefore, OMTT and OMT, LLC are considered a VIE, with OMTI being the primary beneficiary.

The accompanying combined financial statements include the accounts of OMTI, OMTT and OMT, LLC (collectively OMT).

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

2.	Significant Accounting Policies (continued)

Basis of Presentation and Principles of Combination: (continued)

The accounts of OMTT are comprised of OMTT and its wholly-owned subsidiary, Recombinant Antibody Technologies Ltd. (RAT). The accounts of OMT, LLC include the consolidation of OMT 1, Inc. and OMT 2, Inc. All significant inter-company accounts and transactions have been eliminated.

Foreign Currency Translation:

The functional currency for the Company and its combined entities is the United States dollar. All assets and liabilities denominated in foreign currencies are translated using exchange rates in effect at the balance sheet date. Revenue and expenses are translated using the average exchange rate for the reporting period. Foreign currency transaction gains and losses are recorded in the combined statement of operations.

Revenue Recognition:

Revenue consists of license fees and milestone payments. Non-refundable fees where the Company has no continuing performance obligations are recognized as revenues when there is persuasive evidence of an arrangement and collection is reasonably assured. In situations where the Company has continuing performance obligations, non-refundable fees are deferred and are recognized ratably over the projected performance period. The Company recognizes milestone payments, which are typically related to specific targets requested by customers and other achievements reached by the Company, as revenues when the milestone is accomplished and collection is reasonably assured.

Other nonrefundable, up-front license fees and milestone payments with standalone value that are not dependent on any future performance by the Company under the agreements are recognized as revenue upon the earlier of when payments are received or collection is assured. In contrast, such fees and payments are deferred if the Company has continuing performance obligations. Amounts received under multiple-element arrangements requiring ongoing services or performance are recognized over the period of such services or performance.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

2.	Significant Accounting Policies (continued)

Revenue Recognition: (continued)

Sales-based milestone revenue is accounted for similarly to royalties, with revenue recognized upon achievement of the milestone assuming all other revenue recognition criteria for milestones are met. Revenue from development and regulatory milestones is recognized when earned, as evidenced by written acknowledgement from the customer, provided that (i) the milestone event is substantive, its achievability was not reasonably assured at the inception of the agreement, and the Company has no further performance obligations relating to that event, and (ii) collectability is reasonably assured. If these criteria are not met, the milestone payment is recognized over the remaining period of the performance obligations under the arrangement.

Deferred Revenue:

Deferred revenue consists of billings or payments received in advance of revenue recognition from the Company’s contract revenues, as described above, and is recognized as revenue when all of the revenue recognition criteria are met. The portion of deferred revenue that the Company anticipates will be recognized in the next 12 month-period is recorded as current deferred revenue.

Research and Development Costs:

Research and development costs are expensed as incurred.

Cash and Cash Equivalents:

Cash and cash equivalents include all cash balances and highly liquid investments purchased with a maturity of three months or less.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents at one domestic financial institution. The Company is exposed to credit risk in the event of default by the financial institutions to the extent that cash and cash equivalents are in excess of the amount insured by the Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses on its cash deposits since inception. At December 31, 2015, the Company had cash and cash equivalents of $415,195 at one foreign financial institution, which is not insured by the FDIC.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

2.	Significant Accounting Policies (continued)

Major Customers:

Major customers are defined as customers who represent greater than 10% of the Company’s annual revenue. The Company had four major customers who accounted for 63% of total revenue during 2015. There were no accounts receivable due from these four major customers at December 31, 2015. The Company does not believe it is dependent on any one customer in the long-term.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses in the combined financial statements and accompanying notes. Estimates are used in accounting for, among other things, useful lives of property and equipment and intangible assets, impairment of long-lived assets, certain accrued expenses, valuation allowance for deferred income tax assets and the fair value of warrants and of options granted under the Company’s stock-based compensation plans. Actual results could differ from those estimates.

Property and Equipment:

Property and equipment are stated at cost, net of accumulated depreciation. The Company depreciates property and equipment using the straight-line method over their estimated useful lives, generally five years for equipment and two years for computer hardware and software.

Stock-Based Compensation:

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for employee options using the fair value method and all stock-based compensation is recognized over the grantee’s service period.

Stock-based compensation for options or warrants granted to non-employees is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Stock-based compensation for options granted to non-employees is periodically re-measured as the underlying options vest.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

2.	Significant Accounting Policies (continued)

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No asset impairment was recorded in 2015.

Risks and Uncertainties:

The Company is subject to a number of risks associated with companies at a similar stage, including dependence on key individuals, competition from substitute services and larger companies, volatility of the industry, ability to obtain adequate financing to support growth, the ability to attract and retain additional qualified personnel to manage the anticipated growth of the Company and general economic conditions.

Preferred Stock Warrant Liability:

The Company accounts for outstanding warrants to purchase shares of the Company’s convertible preferred stock in accordance with FASB ASC Topic 480, Distinguishing Liabilities from Equity. Under ASC 480, the Company is required to classify certain warrants to purchase shares of stock as liabilities and adjust the warrant instruments to fair value at each reporting period.

Fair Value Measurements:

The Company uses a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date. The three-level hierarchy prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information. Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with investing in those instruments.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

2.	Significant Accounting Policies (continued)

Fair Value Measurements: (continued)

The three-level hierarchy for fair value measurements is defined as follows:

Level I	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level II

Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level III	Inputs to the valuation methodology, which are significant to the fair value measurement, are unobservable.

An investment’s categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The Company’s preferred stock warrant liability has been classified within Level III of the fair value hierarchy at December 31, 2015. The changes in the fair value of the preferred stock warrant liability are summarized below.

Fair value at December 31, 2014	$592,857
Revaluation of warrants	(47,804)

Fair value at December 31, 2015	$545,053

Income Taxes:

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. Deferred income taxes are classified as current or non-current, based on the classifications of the related assets and liabilities giving rise to the temporary differences. A valuation allowance is provided against the Company’s deferred income tax assets when their realization is not reasonably assured.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

2.	Significant Accounting Policies (continued)

Recent Accounting Pronouncement not yet Effective:

In May 2014, the Financial Account Standards Board (FASB) issued Accounting Standard Codification (ASC) Topic 606, Revenue from Contracts with Customers. This accounting standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers to reflect the consideration to which the entity expects to be entitled to in exchange for goods and services.

The standard will replace most existing revenue recognition guidance accounting principles generally accepted in the United States of America. Topic 606 is effective for the Company as of January 1, 2019, and permits the use of either a retrospective or cumulative effect transition method. The Company has not selected a transition method and is currently evaluating the effect Topic 606 will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases. This standard requires all entities that lease assets with terms of more than 12 months to capitalize the assets and related liabilities on the balance sheet.

The Standard is effective for the Company as of January 1, 2020 and requires the use of a modified retrospective transition approach for its adoption. The Company is currently evaluating the effect ASU 2016-02 will have on its consolidated financial statements and related disclosures. Management expects the assets leased under operating leases and disclosed in Note 5 to the consolidated financial statements will be capitalized together with the related lease obligations on the balance sheet upon the adoption of ASU 2016-02.

3.	Property and Equipment

Property and equipment consists of the following at December 31, 2015:

Machinery and equipment	$495,982
Computer equipment and software	40,131

536,113
Less accumulated depreciation	(26,676)

$509,437

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

4.	Intangible Assets

Intangible assets consist of patents with a cost basis of $1,027,554 net of accumulated amortization of $813,318 at December 31, 2015. Estimated future amortization expense for intangible assets at December 31, 2015 is as follows:

Years ending December 31:

2016	$125,000
2017	66,000
2018	23,000

$214,000

5.	Convertible Note Payable

In May 2013, OMTI entered into a $4,999,500 convertible promissory note agreement. The note bore interest at the rate of 8% per annum and matured in May 2016 with an option to convert into convertible preferred stock of OMTI or any of their affiliates. The convertible promissory note agreement allowed OMTI to prepay up to $1,000,000 of the principal amount without penalty on or prior to December 31, 2013. In October 2013, OMTI paid back $1,000,000. In June 2015, OMTI paid back the outstanding principal and accrued interest in full of $3,999,500 and $681,343, respectively.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

6.	Income Taxes

OMTI:

OMTI applies the provisions set forth in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 740 to account for uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, OMTI asserts certain income tax positions based on its understanding and interpretation of income tax laws. The taxing authorities may challenge such positions, and the resolution of such matters could result in recognition of income tax expense in OMTI’s financial statements. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns.

OMTI uses the “more likely than not” criterion for recognizing the income tax benefit of uncertain income tax positions and establishing measurement criteria for income tax benefits. OMTI has evaluated the impact of these positions and believes that its income tax filing positions and deductions will be sustained upon examination. Accordingly, no reserves for uncertain income tax positions or related accruals for interest and penalties have been recorded as of December 31, 2015. In the event OMTI should need to recognize interest and penalties related to unrecognized income tax liabilities, this amount will be recorded as an accrued liability and an increase to income tax expense.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

6.	Income Taxes (continued)

OMTI: (continued)

The provision for income taxes in 2015 consists of the following:

Current
Federal	$84,200
State	800

85,000

Deferred
Federal	(1,078,100)
State	(197,900)

(1,276,000)

$(1,191,000)

Significant components of OMTI’s deferred income taxes are as follows at December 31, 2015:

Research and development credit carryforwards	$820,396
Net operating loss carryforwards	1,854,447
Property, equipment and intangibles tax basis differences	141,892
Deferred revenue	788,389
Stock based compensation	41,043
Prepaid expenses	(498,767)

Net deferred income tax assets	$3,147,400

At December 31, 2015, OMTI had federal and state net operating loss carryforwards of approximately $4,608,000 and $4,933,000, respectively available to offset future tax liabilities. OMTI’s federal and state net operating losses begin to expire in 2021. OMTI has federal and state research and development income tax credits of approximately $332,000 and $488,000, respectively, at December 31, 2015. The federal income tax credits may be carried forward until 2034. The state income tax credits may be carried forward indefinitely.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

6.	Income Taxes (continued)

OMTI: (continued)

In evaluating its ability to recover its deferred income tax assets, OMTI considers all available positive and negative evidence including its past operating results, the existence of cumulative losses, and its forecast of future taxable income. In determining future taxable income, OMTI is responsible for assumptions utilized including the amount of federal and state pre-tax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income and are consistent with the plans and estimates OMTI is using to manage the underlying businesses.

OMTI establishes a valuation allowance when necessary to reduce deferred income tax assets to the amounts it believes are more likely than not to be recovered. OMTI evaluates the need to retain all or a portion of the valuation allowance on deferred income tax assets. OMTI determined that it was more likely than not that OMTI would realize the majority of the deferred income tax assets. In making this determination, OMTI analyzed, among other things, recent history of earnings and cash flows, forecasts of future earnings, the nature and timing of future deductions and benefits represented by the deferred tax assets and cumulative earnings for the preceding three years. As of December 31, 2015, OMTI concluded that it was more likely than not that it would realize the majority of its deferred tax assets; therefore, no valuation allowance was deemed necessary.

OMTI files income tax returns in the U.S. federal jurisdiction and the state of California. Management believes OMTI is no longer subject to income tax examinations by taxing authorities for income tax filings prior to 2012 for federal and 2011 for state tax returns.

Section 382 of the Internal Revenue Code limits the use of net operating losses in certain situations where changes occur in ownership of a Company. If OMTI should have an ownership change of more than 50% of the value of OMTI’s net assets, utilization of the carryforwards could be restricted.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

6.	Income Taxes (continued)

OMTT:

OMTT applies the provisions set forth in FASB ASC Topic 740, to account for uncertainty in income taxes.

Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial statement and income tax reporting purposes. OMTT’s net deferred income tax assets at December 31, 2015, were approximately $103,200, and have been fully offset by a valuation allowance, as their realization is not reasonably assured. These deferred income tax assets consist primarily of net operating losses and income tax credits, which may be carried forward to offset future income tax liabilities. OMTT has federal net operating loss carryforwards of $507,302 at December 31, 2015, which begin to expire in 2019. OMTT has no state net operating loss carryforwards at December 31, 2015. Additionally, OMTT has federal and state research and development income tax credits totaling $5,237 and $5,403, respectively, at December 31, 2015. The federal income tax credits may be carried forward until 2033. The state income tax credits may be carried forward indefinitely.

Under certain 1986 Tax Reform Act provisions, the availability of OMTT’s net operating loss and income tax credit carryforwards are subject to limitation if it should be determined, there has been a change in the ownership of more than 50% of the value of the Company’s capital stock. Such a determination could substantially limit the eventual utilization of these tax carryforwards.

OMTT uses the “more likely than not” criterion for recognizing the tax benefit of uncertain tax positions and establishing measurement criteria for income tax benefits. OMTT has evaluated the impact of its tax positions and believes that all income tax filing positions and deductions will be sustained upon examination and, accordingly, has not recorded any reserves or related accruals for interest and penalties for uncertain income tax positions as of December 31, 2015. In the event OMTT should need to recognize interest and penalties related to unrecognized tax liabilities, this amount will be recorded as an accrued liability and an increase to income tax expense.

OMTT files income tax returns in the U.S. federal jurisdiction and the state of California. Management believes OMTT is no longer subject to income tax examinations by taxing authorities for income tax filings prior to 2012 for federal and 2011 for state tax returns

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

6.	Income Taxes (continued)

OMT, LLC:

Income taxes on OMT, LLC’s profit are the responsibility of the individual members; accordingly, no provision for income taxes is included in the accompanying combined financial statements. Members’ capital reflected in the accompanying combined financial statements does not necessarily represent the members’ income tax basis on their respective interests.

7.	Stockholders’ Equity

Common Stock:

OMTI is authorized to issue 25,000,000 shares of common stock with a par value of $0.001 per share. At December 31, 2015, 5,257,342 shares of common stock were issued and outstanding.

During 2015, OMTI has allowed certain option holders to exercise unvested options to purchase 123,750 shares of common stock. Shares received from such early exercises are subject to a right of repurchase at the issuance price. OMTI’s repurchase right with respect to these shares lapses over the same period the options vest. At December 31, 2015, 166,023 shares of common stock were subject to repurchase at a weighted-average price of $0.67 per share. Cash proceeds received for unvested shares of common stock of $101,000 was recorded within accrued expenses and other current liabilities. The amount of prior year early exercised options that vested during 2015 was $28,109. At December 31, 2015, the amount included in accrued expenses and other current liabilities related to unvested options was $111,000.

OMTT is authorized to issue 9,932,492 shares of common stock with a par value of $0.0001 per share. At December 31, 2015, 9,329,114 shares of common stock were issued and outstanding.

Convertible Preferred Stock:

OMTI is authorized to issue 10,063,000 shares of convertible preferred stock with a par value of $0.001 per share. The Board of Directors has designated 4,363,000 shares as Series A convertible preferred stock (Series A) and 5,700,000 shares as Series B convertible preferred stock (Series B). At December 31, 2015, OMTI has 4,362,599 shares of Series A and 4,590,149 shares of Series B issued and outstanding, respectively.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

7.	Stockholders’ Equity (continued)

Convertible Preferred Stock:

The holders of Series A and Series B (collectively, convertible preferred stock) have the rights, preferences, privileges and restrictions as set forth below:

Dividends:

The holders of convertible preferred stock are entitled to receive non-cumulative dividends prior to and in preference to any declaration or payment of dividends on common stock, when and if declared by the Board of Directors, at the rate of $0.17 per share for Series A and $0.09 per share for Series B, as adjusted for stock splits, dividends, reclassifications or the like, per annum. After payment of the above dividends to holders of convertible preferred stock, any additional dividends will be distributed pro rata amongst the holders of convertible preferred stock and common stock, on an as-if converted to common stock basis. No dividends have been declared or paid as of December 31, 2015.

Conversion:

Each share of convertible preferred stock is convertible to common stock, at the option of the holder, at any time after the date of issuance. Each share of convertible preferred stock automatically converts into the number of shares of common stock determined in accordance with the conversion rate upon the earlier of (i) the closing of a public offering, in which the aggregate proceeds exceed $30,000,000 and the price per share of common stock is not less than $5.45 or (ii) the written consent of the majority of holders of the then outstanding shares of convertible preferred stock, voting together as a single class. At December 31, 2015, the conversion price for Series A and Series B is $1.070217.

Liquidation Preferences:

In the event of any liquidation, dissolution or winding up of OMTI, whether voluntary or involuntary, the holders of shares of Series A and Series B are entitled to receive, prior to and in preference to the holders of common stock, an amount per share as adjusted for stock splits, dividends, reclassifications or the like equal to $0.00 and $0.6603 per share, plus all declared and unpaid dividends. If upon occurrence of such an event, the assets and funds to be distributed among the holders of Series A and Series B are insufficient to permit the payment to such holders, then the entire assets and funds of OMTI legally available for distribution will be distributed ratably among the holders of Series A and Series B in proportion to the preferential amount each such holder is otherwise entitled to receive.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

7.	Stockholders’ Equity (continued)

Convertible Preferred Stock: (continued)

Liquidation Preferences: (continued)

Upon completion of distributions noted above, the holders of Series A will be entitled to receive an amount per share equal to $1.09, the holders of Series B will be entitled to receive an amount per share equal to $1.09 and the holders of common stock will be entitled to receive an amount per share equal to $1.070217. If upon occurrence of such an event, the assets and funds to be distributed among the holders of Series A, Series B and common stock are insufficient to permit the payment to such holders, then the entire assets and funds of OMTI legally available for distribution will be distributed ratably among the holders of Series A, Series B and common stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Upon completion of distributions noted above, the holders of Series A will be entitled to receive an amount per share equal to $1.02 and the holders of common stock will be entitled to receive an amount per share equal to $1.001488. If upon occurrence of such an event, the assets and funds to be distributed among the holders of Series A and common stock are insufficient to permit the payment to such holders, then the entire assets and funds of OMTI legally available for distribution will be distributed ratably among the holders of Series A and common stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Upon completion of distributions noted above, the holders of common stock will be entitled to receive an amount per share equal to $0.068730. Upon completion of such distributions to common stock, the holders of Series B will be entitle to receive an amount per share equal to $2.04 and the holders of common stock will be entitled to receive an amount per share equal to $2.002975. If upon occurrence of such an event, the assets and funds to be distributed among the holders of Series B and common stock are insufficient to permit the payment to such holders, then the entire assets and funds of OMTI legally available for distribution will be distributed ratably among the holders of Series B and common stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Upon completion of distributions noted above, the remaining proceeds will be paid or distributed among the holder of Series A, Series B and common stock pro rata based on the number of shares of common stock held by each on an as converted basis.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

7.	Stockholders’ Equity (continued)

Convertible Preferred Stock: (continued)

Voting Rights:

The holders of each share of convertible preferred stock are entitled to voting rights equal to the number of shares of common stock into which the shares could be converted. The holders of Series A and Series B, voting as a single class and not as a separate series on an as-converted basis, are each entitled to elect two members of the OMTI’s Board of Directors. The holders of common stock, voting as separate class, are each entitled to elect two members of OMTI’s Board of Directors. The holders of a majority of the then outstanding shares of common stock, voting separately and a majority of the then outstanding shares of convertible preferred stock, voting together as a single class and not as a separate series on an as-converted basis, are entitled to elect any remaining members of the Board of Directors.

Protective Provisions:

The holders of convertible preferred stock have certain protective provisions. As long as at least 3,500,000 shares of convertible preferred stock are outstanding, OMTI cannot, without the approval of at least a majority of the then outstanding shares of convertible preferred stock, voting as a single class on an as-converted basis, take any actions, including but not limited to: (i) authorizes or issues a new class of preferred stock, or a consolidation, reclassification or split of convertible preferred stock; (ii) authorizes additional shares of convertible preferred stock; (iii) adversely alters, waives or affects the rights, preferences, privileges, powers of, or restrictions of convertible preferred stock; (iv) effect a liquidation event; or (v) change the authorized number of directors constituting the Board of Directors.

Redemption:

Shares of convertible preferred stock are not redeemable at the option of the holder at any time.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

7.	Stockholders’ Equity (continued)

Convertible Preferred Stock: (continued)

OMTT is authorized to issue 50,000 shares of convertible preferred stock with a par value of $0.0001 per share, which the Board of Directors has designated as Series 1 convertible preferred stock (Series 1). At December 31, 2015, OMTT has 50,000 shares of Series 1 issued and outstanding.

The holders of Series 1 have the rights, preferences, privileges and restrictions as set forth below:

Dividends:

The holders of Series 1 and common stock are entitled to receive non-cumulative dividends, when and if declared by the Board of Directors. Any such dividends will be distributed pro rata amongst the holders of Series 1 and common stock, on an as-if converted to common stock basis. No dividends have been declared or paid as of December 31, 2015.

Conversion:

Each share of Series 1 is convertible to common stock, at the option of the holder, at any time after the date of issuance. Each share of convertible preferred stock automatically converts into the number of shares of common stock determined in accordance with the conversion rate upon the earlier of (i) the closing of a public offering, in which the aggregate proceeds exceed $20,000,000 or (ii) the written consent of the majority of holders of the then outstanding shares of Series 1, voting together as a single class on an as-converted basis. At December 31, 2015, the conversion price for Series 1 is $12.87051.

Liquidation Preferences:

In the event of any liquidation, dissolution or winding up of OMTT, whether voluntary or involuntary, the holders of shares of Series 1 are entitled to receive, prior to and in preference to the holders of common stock, an amount per share as adjusted for stock splits, dividends, reclassifications or the like equal to $18.20 per share, plus all declared and unpaid dividends. If upon occurrence of such an event, the assets and funds to be distributed among the holders of Series 1 are insufficient to permit the payment to such holders, then the entire assets and funds of OMTT legally available for distribution will be distributed ratably among the holders of Series 1 in proportion to the preferential amount each such holder is otherwise entitled to receive.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

7.	Stockholders’ Equity (continued)

Convertible Preferred Stock: (continued)

Liquidation Preferences: (continued)

Upon completion of distributions noted above, the remaining proceeds will be paid or distributed among the holder of common stock pro rata based on the number of shares of common stock held by each.

Voting Rights:

The holders of each share of Series 1 are entitled to voting rights equal to the number of shares of common stock into which the shares could be converted. The holders of common stock, voting as separate class, are each entitled to elect four members of OMTT’s Board of Directors. The holders of outstanding Series 1 and common stock, voting together as a single class and not as a separate series on an as-converted basis, are entitled to elect any remaining members of the Board of Directors.

Protective Provisions:

The holders of Series 1 have certain protective provisions. As long as a majority of the Series 1 originally issued remain outstanding, OMTT cannot, without the approval of at least a majority of the then outstanding shares of Series 1, on an as-converted basis, take any actions, including: (i) increase or decrease, other than by conversion, the total number of authorized shares of Series 1 and (ii) adversely alters, waives or affects the rights, preferences, privileges, powers of, or restrictions of Series 1.

Redemption:

Shares of convertible preferred stock are not redeemable at the option of the holder at any time.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

7.	Stockholders’ Equity (continued)

Members’ Equity:

OMT, LLC is authorized to issue 4,711,959 common units. The Board of Managers has designated 126,894 of these common units as profit interest units. All common units and profit interest units are issued and outstanding at December 31, 2015.

OMT, LLC is authorized to issue 4,562,599 shares of preferred units. The Board of Managers has designated 200,000 units as Series A preferred units and 4,362,599 units as Series B preferred units, all of which is issued and outstanding at December 31, 2015.

The rights, preferences, privileges and restrictions of the Series A and Series B preferred units (collectively, preferred units) are as defined below:

Voting:

All common units and preferred units are each entitled to one vote, voting together as a single class.

Allocation of Net Income (Loss):

Net income and loss for any fiscal year will be allocated in such a manner as to cause a members capital account balance, as adjusted for all contributions, distributions and special allocations and increased by a members share of the OMT, LLC’s minimum gain attributable to nonrecourse debt of OMT, LLC, to equal each members respective amount that would be distributable to such member on such date if:

(a)	All the assets of OMT, LLC (including intangible assets) were sold for cash equal to their respective book values as of such date;

(b)	All liabilities of OMT, LLC were paid in full (except that in the case of a nonrecourse liability, such payment would be limited to the book value of the asset or assets securing such liability); and

(c)	Each member were to pay OMT, LLC the amount of any obligation then unconditionally due.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

7.	Stockholders’ Equity (continued)

Members’ Equity: (continued)

Liquidation Preference:

The liquidation preference shall mean $50.00 per unit for each Series A preferred unit and $2.11 per unit for each Series B preferred unit, subject to adjustment if any distribution is received from OMTI.

Distributions:

The LLC Agreement provides for discretionary cash and in-kind property distributions during the term of the agreement. The Board of Managers of OMT, LLC may direct distributions derived from cash from operations or capital transactions to be made in the following order:

(a)	First, to the Series A members, until an amount equal to the liquidation preference for each Series A preferred unit has been distributed;

(b)

Second, to the Series B members, pro rata in proportion to the number of Series B preferred units held by each, until an amount equal to the liquidation preference for such Series B preferred units has been distributed;

(c)

Third, to the common members, pro rata in proportion to the number of common units held by each, until an amount equal to the amount per unit distributed with respect to each Series B preferred unit has been distributed;

(d)	Thereafter, to the Series B members and the common members, pro rata in proportion to the number of units held by each.

Distributions upon the final liquidation of OMT, LLC will be directed in the same order as detailed above, after payment of third-party debts and liabilities, and expenses of liquidation, excluding member-related indebtedness.

In July 2015, OMT, LLC received $4,350,000 from escrow from the sale of OMT 3, Inc. that occurred in 2013. This amount was distributed as follows: $56,378 to pay legal fees, $508,219 to repay outstanding debt due to OMTI and $3,785,393 to members.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

7.	Stockholders’ Equity (continued)

Warrants:

In connection with the issuance of a loan and security agreement entered into in May 2010, OMTI issued warrants to purchase a total of 85,308 shares of Series A. The warrant was automatically converted to purchase Series B, as defined per the agreement, upon Series B financing in March 2011 to purchase a total of 165,138 shares of Series B. The fair value of the warrants to purchase Series B of $133,112 was calculated using the Black-Scholes option pricing model and recorded as a preferred stock warrant liability. The liability was valued using the following assumptions: expected life of 9.15 years, fair value of Series B of $1.09 per share, risk-free interest rate of 3.42%, volatility of 72% and no expected dividends. The liability is subject to revaluation to fair value at the end of each reporting period until the earlier of the exercise or expiration of the warrants. At December 31, 2015, the change in fair value was $8,967 and is recorded in other income and expenses on the combined financial statements.

In connection with the Series B financing in March 2011, OMTI issued warrants to purchase a total of 458,716 shares of Series B. At time of grant, fifty percent of the warrant amount is exercisable with the remaining amount exercisable upon consummation of the second tranche of Series B. The ability to draw the second tranche of Series B expired December 31, 2012. At December 31, 2015, 226,366 warrants granted in conjunction with Series B financing remain outstanding. The fair value of the warrants of $172,959 was calculated using the Black-Scholes option pricing model and recorded as a preferred stock warrant liability. The liability was valued using the following assumptions: expected life of seven years, fair value of Series B of $1.09 per share, risk-free interest rate of 2.82%, volatility of 72% and no expected dividends. The liability is subject to revaluation to fair value at the end of each reporting period until the earlier of the exercise or expiration of the warrants. At December 31, 2015, the change in fair value was $20,282 and is recorded in other income and expenses on the combined financial statements.

In connection with the issuance of a loan and security agreement entered into in April 2012, OMTI issued warrants to purchase a total of 229,358 shares of Series B. The fair value of the warrants of $203,135 was calculated using the Black-Scholes option pricing model and recorded as a preferred stock warrant liability. The liability was valued using the following assumptions: expected life of 10 years, fair value of Series B of $1.09 per share, risk-free interest rate of 2.00%, volatility of 80.1% and no expected dividends. The liability is subject to revaluation to fair value at the end of each reporting period until the earlier of the exercise or expiration of the warrants. At December 31, 2015, the change in fair value was $8,647 and is recorded in other income and expenses on the combined financial statements.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

7.	Stockholders’ Equity (continued)

Warrants: (continued)

In connection with the issuance of convertible notes payable in May 2013, OMTI issued warrants to purchase 183,486 shares of convertible preferred stock of OMTI or any of their affiliates. The convertible note was paid back in full in June 2015. The fair value of the warrants of $180,780 was calculated using the Black-Scholes option pricing model and recorded as a preferred stock warrant liability. The liability was valued using the following assumptions: expected life of seven years, fair value of Series B of $1.09 per share, risk-free interest rate of 1.25%, volatility of 80.1% and no expected dividends. The liability is subject to revaluation to fair value at the end of each reporting period until the earlier of the exercise or expiration of the warrants. At December 31, 2015, the change in fair value was $9,908 and is recorded in other income and expenses on the combined financial statements.

8.	Stock Option Plans

OMTI Stock Plan:

In September 2007, OMTI approved the Open Monoclonal Technology, Inc. 2007 Stock Plan (the OMTI Plan) under which 1,875,472 shares of OMTI’s common stock has been reserved for issuance to employees, directors, non-employee directors and consultants.

Under the OMTI Plan, OMTI is authorized to issue incentive stock options (ISO) and non-statutory stock options (NSO). ISOs may only be granted to OMTI employees. NSOs may be granted to OMTI employees, directors and consultants. The Plan provides for stock option grants at an exercise price no less than 100% of the fair value of the common stock subject to the option on the date of grant, or 110% in the case of options granted to owners of 10% or more of OMTI’s capital stock. Fair value is determined by the Board of Directors based on an independent valuation. Options expire after 10 years (five years for stockholders owning greater than 10% of the voting stock). The Board of Directors determines the period over which the options vest and become exercisable.

In 2015, OMTI recognized $120,000 of stock-based compensation related to options granted to employees. Compensation expense for non-employees was not significant in 2015. The compensation expense is allocated on a departmental basis, based on the classification of the option holder. No income tax benefits have been recognized in the combined statement of operations for stock-based compensation arrangements and no stock-based compensation costs have been capitalized as of December 31, 2015.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

8.	Stock Option Plans (continued)

OMTI Stock Plan: (continued)

The fair value of each award to employees is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions in 2015: expected life of 6.02 to 6.08 years, risk-free interest rate of 1.72%, expected volatility of 84.3% and no dividends during the expected life. Expected volatility is based on historical volatilities of public companies operating in OMTI’s industry. The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

Future stock based compensation for unvested employee options granted and outstanding as of December 31, 2015 is $195,000 to be recognized over a remaining requisite service period of 2.59 years.

Stock option activity under the OMTI Plan is as follows:

		Options Outstanding

	Options Available	Number of Shares	Weighted- Average Exercise Price

Balances, December 31, 2014	15,242	671,383	$0.25

Increase in authorized shares	435,000	-	-
Options granted	(435,000)	435,000	0.80
Exercised	-	(275,000)	0.58

Balances, December 31, 2015	15,242	831,383	$0.43

At December 31, 2015, there were 989,868 employee shares vested with a weighted-average exercise price of $0.33 per share and a weighted-average remaining contractual life of 6.80 years.

OMTT Stock Plan:

In January 2012, OMTT adopted the OMT Therapeutics, Inc. 2011 Stock Plan (the OMTT Plan) and also adopted the UK addendum under the OMTT Plan to allow certain employees and full-time directors based in the United Kingdom to receive enterprise management incentive options (the EMI Plan). Under the OMTT Plan and the EMI Plan, OMTT has reserved 1,000,000 shares of OMTT’s common stock for issuance to employees, directors, non-employee directors and consultants. The EMI Plan is governed by the terms of the OMTT Plan (collectively, the OMTT Plan).

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

8.	Stock Option Plans (continued)

OMTI Stock Plan: (continued)

Under the OMTT Plan, OMTT is authorized to issue incentive stock options (ISO) and non-statutory stock options (NSO). ISOs may only be granted to OMTT employees. NSOs may be granted to OMTT employees, directors and consultants. Under the EMI Plan, OMTT is authorized to issue enterprise management incentive options. The OMTT Plan provides for stock option grants at an exercise price no less than 100% of the fair value of the common stock subject to the option on the date of grant, or 110% in the case of options granted to owners of 10% or more of OMTT’s capital stock. Fair value is determined by the Board of Directors based on an independent valuation. Options expire after 10 years (five years for stockholders owning greater than 10% of the voting stock). The Board of Directors determines the period over which the options vest and become exercisable.

In 2015, OMTT recognized $6,000 of stock-based compensation related to options granted to employees. Compensation expense for non-employees was not significant in 2015. The compensation expense is allocated on a departmental basis, based on the classification of the option holder. No income tax benefits have been recognized in the combined statement of operations for stock-based compensation arrangements and no stock-based compensation costs have been capitalized as of December 31, 2015.

There were no awards granted to employees in 2015. All options are fully vested at December 31, 2015 and as such, no future stock-based compensation for unvested options granted and outstanding as of December 31, 2015.

Stock option activity under the OMTT Plan is as follows:

		Options Outstanding

	Shares Available	Number of Shares	Weighted - Average Exercise Price

Balances, December 31, 2014	156,385	843,615	$0.06
Exercised	-	(446,622)	0.06

Balances, December 31, 2015	156,385	396,993	$$.06

At December 31, 2015, 396,993 options were vested and exercisable with a weighted-average exercise price of $0.06 and weighted-average remaining contractual life of 6.09 years.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

9.	Commitments and Contingencies

Facility Leases:

OMTT leases an office facility in Menlo Park, California on a month-to-month basis which ended in January 2016. In November 2015, OMTT entered into a new non-cancellable operating lease agreement for office facilities in Menlo Park, California which begins in February 2016 and expires in February 2021. Additionally, OMTT leases office facilities in Cambridge, United Kingdom under a non-cancelable operating lease agreement which expires in September 2016. Under the terms of the leases, OMTT is responsible for certain insurance, property tax and maintenance expenses. OMTT recognized rent expense on a straight-line basis. Rent expense for OMTT’s facilities was $151,631 in 2015.

Future minimum lease payments are as follows:

Years ending December 31:

2016	$258,000
2017	269,000
2018	276,000
2019	284,000
2020	293,000
Thereafter	49,000

$1,429,000

Indemnification

The Company enters into standard indemnification arrangements in the ordinary course of business. Pursuant to these arrangements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, in connection with any trade secret, copyright, patent or other intellectual property infringement claim by any third party with respect to its technology. The term of these indemnification agreements is generally perpetual any time after the execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these arrangements is not determinable. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. The Company had entered into indemnification agreements with its directors, officers, employees and other agents of the Company that many required the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or services as directors of officers other than liabilities arising from willful misconduct of the individual.

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

10.	Employee Benefit Plans

OMTI and OMTT have 401(k) plans under which employees may contribute a portion of their compensation to the plans, subject to the limitations under the Internal Revenue Code. OMTI and OMTT’s contributions to the plans are at the discretion of the Board of Directors. Neither company has made any contributions to the plans, other than the 4% Safe Harbor contributions (subject to the limitations under the Internal Revenue Code) through December 31, 2015.

11.	Combination of Variable Interest Entities

OMTI provides on-going financial support to OMTT and OMT, LLC. OMTI was deemed the primary beneficiary of these entities in 2015 and 2014, even though it has no ownership interest in them because OMTI has the power to direct activities that significantly impact their economic performance and the obligation to absorb losses.

The following table summarizes the balance sheets for our combined VIE’s as of December 31, 2015:

	OMT, LLC	OMTT	Total
Assets:
Cash and cash equivalents	$10	$1,139,020	$1,139,030
Other assets	23,930	437,377	461,307
Property and equipment, net	-	509,437	509,437

Total assets	$23,940	$2,085,834	$2,109,774

Liabilities:
Accounts payable	$-	$159,894	$159,894
Accrued expenses	-	37,025	37,025
Stockholders’ equity	23,940	1,888,915	1,912,855

Total liabilities and stockholders equity	$23,940	$2,085,834	$2,109,774

Open Monoclonal Technology, Inc.,

OMT Therapeutics, Inc. and OMT, LLC

Notes to Combined Financial Statements

12.	Subsequent Events

On March 3, 2016, OMTT amended its Articles of Incorporation to change the name of OMTT to TENEObio, Inc.

In March 2016, OMTT issued convertible security agreements to existing shareholders totaling $4,318,000. The security agreements are convertible into the next round of OMTT’s equity financing.

Subsequent events have been evaluated through the date of the independent auditors’ report, which is the date the combined financial statements were approved by the Company and available to be issued. Except for the acquisition of OMTI and OMT, LLC by Ligand Pharmaceuticals, Inc., no other subsequent events were identified requiring disclosure.